          The Universal Institutional Funds, Inc. High Yield Portfolio
                          Item 77(O) 10F-3 Transactions
                         January 1, 2006 - June 30, 2006

Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Covale  2/2/0    -     $100.0 $265,00  100,00    0.04%  0.17%    Banc    Bank
  nce     6              0     0,000      0                       of      of
Specia                                                          Americ  Americ
  lty                                                             a        a
Materi                                                          Securi
  als                                                            ties
 Corp                                                            LLC,
10.25%                                                          Credit
3/1/20                                                          Suisse
  16                                                              ,
                                                                Merril
                                                                  l
                                                                Lynch
                                                                & Co.,
                                                                Morgan
                                                                Stanle
                                                                  y,
                                                                Bear,
                                                                Stearn
                                                                 s &
                                                                 Co.
                                                                 Inc,
                                                                 CIBC
                                                                World
                                                                Market
                                                                  s